UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, the Board of Directors of Xylem Inc. (the “Company”) appointed E. Mark Rajkowski as the Company’s Senior Vice President and Chief Financial Officer effective on or about March 28, 2016. Shashank Patel, who has served as Interim Chief Financial Officer since July 30, 2015, will continue with the Company in a leadership role.

Mr. Rajkowski, 57, has been serving as a strategic advisor to WestRock Company, a global packaging and specialty chemicals company that was formed in 2015 following the merger of MeadWestvaco (MWV) and RockTenn. Mr. Rajkowski served as Senior Vice President and Chief Financial Officer of MWV from 2004 until 2015. Before joining MeadWestvaco in 2004, Mr. Rajkowski worked at Eastman Kodak Company, where he progressed through several senior financial and operating roles. Mr. Rajkowski serves on the board of directors of ACCO Brands Corporation, where he has been a director since 2012.

Mr. Rajkowski will receive an annual base salary of $600,000, subject to annual adjustment. Mr. Rajkowski will also be eligible for an annual cash incentive under the Company’s Annual Incentive Plan for Executive Officers with a target of 80% of his base salary for 2016 and a maximum possible payout of 200% of target. The actual cash incentive will be based on performance results and will be prorated for 2016. Mr. Rajkowski will also receive an annual equity award under the Company’s Long-Term Incentive Plan with a target award of $1,500,000 for 2016. This award will be provided as performance share units (50%), restricted stock units (25%) and stock options (25%) on terms consistent with the annual equity awards provided to other senior executives of the Company under the grant agreements filed with the Company’s Annual Report on Form 10-K on February 26, 2016. Mr. Rajkowski will also receive a one-time sign-on grant of $200,000 in restricted stock units, which will vest in three equal annual installments on the anniversaries of the grant date.

Mr. Rajkowski will participate in the Company’s Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan, as filed with the Company’s Annual Report on Form 10-K on February 26, 2016. Each plan provides for the payment of severance benefits to certain senior executives upon involuntarily termination in specified circumstances. Mr. Rajkowski will also receive other benefits generally available to the Company’s salaried employees.

Item 7.01. Regulation FD Disclosure

On March 7, 2016, the Company issued a press release naming Mr. Rajkowski as the Company’s Senior Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1.

This information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On March 4, 2016, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BNP Paribas, Citigroup Global Markets Limited, J.P. Morgan Securities plc, Wells Fargo Securities International Limited, Deutsche Bank AG, London Branch, ING Bank N.V., Belgian Branch, Mitsubishi UFJ Securities International plc, Société Générale and U.S. Bancorp Investments, Inc. (collectively, the “Underwriters”), under which the Company agreed to sell and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, €500,000,000 aggregate principal amount of 2.250% Senior Notes due 2023 (the “notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the sale of the notes and customary contribution provisions in respect of those liabilities.

The Company intends to use the net proceeds of the transaction, together with cash on hand, to repay the $600,000,000 principal amount of its outstanding 3.550% Senior Notes due 2016, together with accrued and unpaid interest, and to use any remaining net proceeds for general corporate purposes. Pending such use of the net proceeds, the Company may invest the proceeds in highly liquid short-term securities.

The offering of the notes was registered under the Securities Act of 1933, as amended, and is being made only pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-207672) filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2015, as supplemented by a preliminary prospectus supplement filed with the Commission on March 4, 2016, and a final prospectus supplement, filed with the Commission on March 8, 2016.

The above description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the Underwriting Agreement which is attached as Exhibit 1.1.

Certain of the Underwriters and their related entities have engaged and may engage in various financial advisory, commercial banking and investment banking transactions with the Company in the ordinary course of their business, for which they have received, or will receive, customary compensation and expenses.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 4, 2016, among the Company, BNP Paribas, Citigroup Global Markets Limited, J.P. Morgan Securities plc, Wells Fargo Securities International Limited, Deutsche Bank AG, London Branch, ING Bank N.V., Belgian Branch, Mitsubishi UFJ Securities International plc, Société Générale and U.S. Bancorp Investments, Inc.

99.1	Press release announcing Chief Financial Officer appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: March 8, 2016	By:	/s/ Claudia S. Toussaint
		Name:	Claudia S. Toussaint
		Title:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 4, 2016, among the Company, BNP Paribas, Citigroup Global Markets Limited, J.P. Morgan Securities plc, Wells Fargo Securities International Limited, Deutsche Bank AG, London Branch, ING Bank N.V., Belgian Branch, Mitsubishi UFJ Securities International plc, Société Générale and U.S. Bancorp Investments, Inc.

99.1	Press release announcing Chief Financial Officer appointment.